UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

HUSA Liquidating Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

c/o Development Specialists, Inc.
200 South Biscayne Blvd., Suite 1818
Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(305) 274-2717

HearUSA, Inc.

1250 Northpoint Parkway

West Palm Beach, Florida  33407

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

HUSA Liquidating Corporation (pka HearUSA, Inc.) (the “Company”) is filing this Form 8-K to report that on March 15, 2012, the United States Bankruptcy Court for the Southern District of Florida (the “Court”) entered an order in the Company’s bankruptcy proceeding (i) conditionally approving a disclosure statement; (ii) establishing record dates for notice purposes and for distribution purposes; (iii) setting a date for a consolidated hearing on (A) final approval of the disclosure statement, and (B) confirmation of the Company’s Chapter 11 Plan of Liquidation (the “Plan”); (iv) establishing and consolidating deadlines to file (A) objections to the disclosure statement, and (B) objections to confirmation; (v) determining that the solicitation of common shareholders is not required; and (vi) granting related relief (the “Plan Procedures Order”).

The Plan Procedures Order, among other things, established March 19, 2012 as the record date for the identification of holders of common stock of the Company entitled to notice of the Plan and established May 14, 2012 as the record date for holders of common stock entitled to distributions under the Plan.  Copies of the Plan, the related disclosure statement and a Plan summary are available via the PACER system of the Court. A copy of the Plan Procedures Order is filed as an exhibit with this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Plan Procedures Order of the U.S. Bankruptcy Court for the Southern District of Florida issued March 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSA Liquidating Corporation
(Registrant)

Date: March 16, 2012	By:	/s/ Joseph Luzinski
Name: Joseph Luzinski
Title: Chief Restructuring Officer

Exhibit Index

Exhibit No.	Description
99.1	Plan Procedures Order of the U.S. Bankruptcy Court for the Southern District of Florida issued March 15, 2012